UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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GYRODYNE, LLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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One Flowerfield, Suite 24
Saint James, New York 11780

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2017

NOTICE IS HEREBY GIVEN, pursuant to the limited liability company agreement, that the annual meeting of shareholders (the “annual meeting”) of Gyrodyne, LLC (the “Company” or “Gyrodyne”) will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780, on June 23, 2017, at 11:00 a.m., Eastern Time.

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:

Proposal 1 —	to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2 —	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

Proposal 3 —	to ratify the engagement of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the 2017 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 3.

Each of the proposals is described more fully in the proxy statement accompanying this notice, which you are urged to read carefully.

Our board of directors has fixed the close of business on May 1, 2017 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. In addition to this notice, enclosed in this mailing are the proxy statement, proxy card, Annual Report on Form 10-K, President’s letter to shareholders and attendance registration form.

To obtain an admittance card for the annual meeting, please complete the enclosed attendance registration form and return it with your proxy card. If your shares are held by a bank or broker, you may obtain an admittance card by returning the attendance registration form your bank or broker forwarded to you. If you do not receive an attendance registration form, you may obtain an admittance card by sending a written request, accompanied by proof of share ownership, to the undersigned. For your convenience, we recommend that you bring your admittance card to the annual meeting so you can avoid registration and proceed directly to the annual meeting. However, if you do not have an admittance card by the time of the annual meeting, please bring proof of share ownership to the registration area where our staff will assist you.

YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.  GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.   ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

By Order of the Board of Directors,

Peter Pitsiokos
Corporate Secretary
May 26, 2017

In addition to delivering the proxy materials for the Annual Meeting to shareholders by mail, this proxy statement also is available at http://www.gyrodyne.com/proxy.php

TABLE OF CONTENTS [page numbers to be inserted]

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

The statements made in this proxy statement and other materials the Company has filed or may file with the Securities and Exchange Commission (the “SEC”), in each case that are not historical facts, contain “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, each as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, and other variations or comparable terminology. These forward-looking statements are based on the current plans and expectations of management, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to the orderly, opportunistic sale and liquidation of the remaining assets, including certain enhancement efforts related thereto, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, risks and uncertainties associated with any litigation that may develop in connection with our efforts to sell our properties opportunistically and other risks detailed from time to time in the Company’s SEC reports. These and other matters the Company discusses in this proxy statement, or in the documents it incorporates by reference into this proxy statement, may cause actual results to differ from those the Company describes. The Company assumes no obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

THE ANNUAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the annual meeting.

Date, Time and Place

The annual meeting will be held at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780 on June 23, 2017, at 11:00 a.m., Eastern Time.

Purpose

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the annual meeting or any adjournment thereof:

Proposal 1 —	to elect two (2) directors to a three-year term of office, and until their successors shall be duly elected and qualified;

Proposal 2 —	to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

Proposal 3 —	to ratify the engagement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the 2017 fiscal year.

Our board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 3.

Record Date; Stock Entitled to Vote; Quorum

All shareholders who hold common shares of limited liability company interests of record at the close of business on the record date, May 1, 2017, are entitled to notice of and to vote at the annual meeting. Each common share of limited liability company interests issued and outstanding on the record date is entitled to one vote at the annual meeting on each proposal presented. Shareholders do not have cumulative voting rights. A quorum will be present at the annual meeting if a majority of the outstanding common shares of limited liability company interests entitled to vote at the annual meeting are represented in person or by proxy.

On the record date, 1,482,680 common shares of limited liability company interests were issued and outstanding and held by 744 holders of record. Such number of record holders does not include 302 holders of shares of common stock of Gyrodyne Company of America, Inc. (the “Corporation”) who have not surrendered their stock certificates following the merger in 2015 of the Corporation and Gyrodyne Special Distribution, LLC into the Company (the “Merger”), and thus have not been issued common shares of limited liability company interests in the Company. This proxy statement and the enclosed proxy card are being mailed starting on or about May 26, 2017.

Votes Required

Proxies solicited by our board of directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, proxies will be voted “FOR” the election of the nominees for director, “FOR” the advisory approval of executive compensation and “FOR” the ratification of the engagement of an independent registered public accounting firm.

Proposal 1.   The two nominees receiving the most "For" votes from the holders of common shares of limited liability company interests present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome. A majority vote is not required.

Proposal 2.   An affirmative vote of the holders of a majority of common shares of limited liability company interests either present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 2. Abstentions and broker non-votes will have no effect.

Proposal 3.   Proposal 3 will be decided by a majority of the votes cast in favor of or against the proposal by the holders of common shares of limited liability company interests entitled to vote thereon. A shareholder who abstains from voting on Proposal 3 will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted, however, either in favor of or against Proposal 3.

Proxies

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of directors (Proposal 1) or the non-binding advisory vote on executive compensation (Proposal 2), your broker or other nominee is not permitted to vote those shares on your behalf (resulting in a “broker non-vote” for each proposal for which your broker or other nominee does not vote your shares). Accordingly, if you hold your shares in “street name,” it is critical that you complete and return the voting instruction card if you want your votes counted in the election of directors (Proposal 1) and the non-binding advisory vote on executive compensation (Proposal 2).

Broker non-votes are counted for general quorum purposes but are not counted with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of directors (Proposal 1) or the non-binding advisory vote on executive compensation (Proposal 2). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of independent registered public accountants (Proposal 3), there should not be any broker non-votes with respect to this item. Thus, if your broker or other street name holder of record signs and returns a proxy card on your behalf but does not indicate how the shares represented thereby should be voted, then the shares will be voted “FOR” in Proposal 3, but will not be voted on any other proposal.

At the time this proxy statement was mailed to shareholders, management was not aware of any matter other than the matters described above that would be presented for action at the annual meeting. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

In addition to sending you these materials, some of the Company’s directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company and postings on the Company’s website, www.gyrodyne.com. None of the Company’s officers or employees will receive any extra compensation for soliciting you. The Company has retained MacKenzie Partners, Inc. to assist the Company in soliciting your proxy for an estimated fee of $7,500 plus reasonable out-of-pocket expenses. MacKenzie Partners expects that approximately 15 of its employees will assist in the solicitation. MacKenzie Partners will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of shares of Common Stock. If so, the Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of shares of Common Stock.

Any shareholder executing the enclosed proxy card has the right to revoke it at any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the annual meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend the annual meeting and to vote personally at the annual meeting.

DISCUSSION OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Amended and Restated Limited Liability Company Agreement provides that there shall be not less than three (3), nor more than seven (7), directors. Our board of directors is divided into three (3) classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will stand for election to three-year terms to serve until the election and qualification of their successors. At the annual meeting, two (2) directors of the Company are to be elected to a three-year term, to serve until their successors are elected and have been qualified. Our board of directors of the Company has nominated Philip F. Palmedo and Nader G.M. Salour to three-year terms, upon the recommendation of our Nominating Committee. Messrs. Palmedo and Salour are members of our present board of directors of the Company, each with a term expiring at the annual meeting.

Each properly executed proxy card received will be voted in accordance with the instructions given thereon. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” the election of the foregoing nominees as director to serve three-year terms or until their respective successors shall be elected and shall qualify. The nominees have consented to be named as nominees in this proxy statement and to serve as directors if elected.

Should the nominees become unable or unwilling to accept a nomination for election, the persons named in the enclosed proxy card will vote for the election of a nominee designated by our board of directors.

(a)	Information concerning the nominees and continuing directors of the Company, showing the principal occupation, year when first elected as a director of the Company, and term of office, is as follows:

Name & Principal Occupation or Employment	Age	First Became a Director[1]	Current Board Term Expires
Nominees for Election
Philip F. Palmedo President of Palmedo Associates Director of the Company	83	1996	2017

Nader G. M. Salour Principal, Cypress Realty of Florida, LLC Director of the Company	58	2006	2017
Continuing Directors
Ronald J. Macklin Vice President and Deputy General Counsel, National Grid Director of the Company	55	2003	2018
Elliot H. Levine CPA and Senior Member of Levine & Seltzer, LLP Director of the Company	64	2004	2018
Paul L. Lamb Partner of Lamb & Barnosky, LLP Chairman of the Board of Directors of the Company	71	1997	2019
Richard B. Smith Vice President, Commercial Banking Division, First National Bank of L.I. Director of the Company	62	2002	2019

  1 Commencement dates refer to year in which each director became a member of the board of directors of Gyodyne Company of America, Inc., which on August 31, 2015 merged with Gyrodyne Special Distribution, LLC into Gyrodyne, LLC with Gyrodyne, LLC surviving the merger. Effective with the merger, all directors of Gyrodyne Company of America, Inc. continued as directors of Gyrodyne, LLC.

(b)	Business Experience

Paul L. Lamb, age 71, has been a director since 1997 and became Chairman of our board of directors on March 14, 1999. He is a founding partner of the law firm Lamb & Barnosky, LLP, where he has practiced law since 1984; a past President of the Suffolk County Bar Association; and a Dean of the Suffolk Academy of Law. He holds a B.A. from Tulane University, a J.D. from the University of Kentucky and an LL.M. from the University of London, England. Our board of directors concluded that Mr. Lamb should serve as a director of the Company because he is an experienced attorney in all phases of finance and real estate development, which skill set brings extraordinary value in light of the Company’s business and structure.

Philip F. Palmedo, age 83, was appointed to our board of directors in July 1996. Mr. Palmedo has been President of the management consulting firm Palmedo Associates since 1980 and from 1988 to 1991 was Managing Director and President of Kepler Financial Management. From 1978 to 2000, he was Chairman of International Resources Group, an international professional services firm, and, from 1992 to 1997, was President of the Long Island Research Institute. He was a founder of all four companies. In addition, Mr. Palmedo has been a director of Lixte Biotechnology Holdings, Inc. since 2005. Mr. Palmedo has shepherded numerous fledgling businesses in financial and technological markets and completed several financing agreements. He received his B.A. degree from Williams College and his M.S. and Ph.D. degrees from M.I.T. Our board of directors concluded that Mr. Palmedo should serve as a director of the Company because of his extensive background in successfully guiding a number of entities from initial formation to value recognition.

Elliot H. Levine, age 64, was appointed to our board of directors in October 2004. Mr. Levine is a founding member of the accounting firm Levine & Seltzer, LLP Certified Public Accountants, and a graduate (1975) of Queens College, City University of New York. He became a member of the American Institute of Certified Public Accountants in February 1978. Mr. Levine’s work experience includes five years at Arthur Young, eleven-and-a-half years as partner and director of taxes of Leslie Sufrin & Co. P.C., a one-year tenure as senior tax manager at Margolin, Winer & Evans CPAs and over 18 years as senior member of Levine & Seltzer. Our board of directors concluded that Mr. Levine should serve as a director of the Company because of his 36 years of experience as a certified public accountant and in the real estate industry and field of taxation.

Richard B. Smith, age 62, was appointed to our board of directors in November 2002. Mr. Smith has been a Vice President in the Commercial Banking Division of the First National Bank of Long Island since February 2006. He previously served as Senior Vice President for Private Banking at Suffolk County National Bank from May 2000 to February 2005. Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for three (3) years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and as a Trustee of the Smithtown Historical Society. He is also a former Trustee for St. Catherine’s Medical Center in Smithtown, New York. Our board of directors concluded that Mr. Smith should serve as a director of the Company because of his background in both the Long Island financial sector and his role in, and experience with, local government issues and zoning matters.

Ronald J. Macklin, age 55, was appointed to our board of directors in June 2003. Mr. Macklin currently serves as Senior Vice President and U.S. General Counsel for National Grid and formerly KeySpan Corporate Services, where he has held various positions within the Office of General Counsel since 1991. Previously, he was associated with the law firms of Rosenman & Colin and Cullen & Dykman. He received a B.A. degree from Stony Brook University and his Juris Doctorate from Union University’s Albany Law School. Our board of directors concluded that Mr. Macklin should serve as a director of the Company because of his legal expertise, which includes his legal experience in corporate transactions, real estate matters, litigation, compliance and business ethics.

Nader G.M. Salour, age 58, was appointed to our board of directors in October 2006 and then elected by the shareholders at the Company’s annual meeting in December 2006. Mr. Salour has been a Principal of Cypress Realty of Florida since 2000. He served as President of Abacoa Development Company from June 1996 to June 2006, and has served as a Director of Abacoa Partnership for Community since December 1997. He also served as a Director of the Economic Council of Palm Beach County from 2004 to 2016. Our board of directors concluded that Mr. Salour should serve as a director of the Company because of his extensive experience in the real estate industry, including development, construction, project analysis and financing.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTOR. THIS IS IDENTIFIED AS ITEM 1 ON
THE ENCLOSED PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2016, there were no equity compensation plans under which securities of the Company were authorized for issuance.

The following table sets forth certain information as of May 24, 2017, regarding the beneficial ownership of the Company’s common shares by (i) each person who the Company believes to be the beneficial owner of more than 5% of its outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all the Company’s present executive officers and directors as a group.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of Class (10)

Poplar Point Capital Management, LLC 840 Hinckley Road, Suite 250 Burlingame, CA 94010	179,904	(2)	12.1

Mario Gabelli /Gamco Asset Management Inc. /Gabelli Funds/FSI, Teton Advisors One Corporate Center Rye, New York 10580	122,477	(3)	8.3

Grantham, Mayo, Van Otterloo & Co., LLC 40 Rowes Wharf Boston, MA 02110	119,888	(4)	8.1

Lloyd I. Miller III 3300 South Dixie Highway Suite 1-365 West Palm Beach, Florida 33405	112,152	(5)	7.6

Towerview LLC. 460 Park Avenue New York, NY 10022	101,500	(6)	6.8

MFP Investors LLC	81,000	(7)	5.5

Paul L. Lamb	35,759	(8)	1.99

Philip F. Palmedo	15,685	(9)	1.06

Nader G.M. Salour	866		*

Richard B. Smith	864		*

Ronald J. Macklin	1,381		*

Elliot H. Levine	113		*

Peter Pitsiokos	0		*

Gary J. Fitlin	0		*

Frederick C. Braun III	300		*

All executive officers and Directors as a group (9 persons)	54,968		3.70

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) On December 30, 2015, Poplar Point Capital Management, LLC filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote, and has shared power to dispose of or direct the disposition of 179,904 common shares. The Schedule 13G was jointly filed by Poplar Point Capital Management LLC, Poplar Point Capital Partners L.P., Poplar Point Capital GP LLC and Mr. Jad Fakhry, collectively, the reporting persons.

(3) On June 23, 2016, Gamco Investors Inc. filed a Schedule 13D with the Securities and Exchange Commission stating that GAMCO, a group of investment funds, beneficially owns an aggregate of 122,477 common shares. Power to dispose of and vote securities resides with Mario Gabelli, Douglas Jamieson and Kevin Handwerker. Each reporting person has the shared power to vote or direct the vote, and has shared power to dispose of or direct the disposition of 107,665 common shares. The Schedule 13D was filed by Mario Gabelli, Douglas Jamieson and Kevin Handwerker.

(4) On February 12, 2016, Grantham, Mayo, Van Otterloo & Co. LLC filed a Schedule 13G with the Securities and Exchange Commission stating that it has the power to vote or direct the vote, and the power to dispose of or direct the disposition of 119,888 common shares. The Schedule 13G was filed by Gregory Pottle.

(5) On January 30, 2017, Lloyd I Miller III filed a Schedule 13G with the Securities and Exchange Commission stating that he has the power to vote or direct the vote, and has power to dispose of or direct the disposition of 112,152 common shares.

(6) On January 25, 2017, Towerview LLC filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote, and has shared power to dispose of or direct the disposition of 101,500 common shares. The Schedule 13G was filed by Daniel R. Tisch.

(7) On January 27, 2017, MFP Investors LLC filed a Schedule 13G with the Securities and Exchange Commission stating that each reporting person has shared power to vote or direct the vote, and has shared power to dispose of or direct the disposition of 81,000 common shares. The Schedule 13G was filed by Michael Price.

(8) Includes 2,868 shares held by Lamb & Barnosky, LLP Profit Sharing Trust and 15,022 shares held by the Paul L. Lamb, P.C. Defined Benefit Plan. Mr. Lamb is a trustee of the Profit Sharing Trust and the Defined Benefit Plan. Additionally, Mr. Lamb has 17,869 shares in an Individual Retirement Account.

(9) Does not include his wife’s ownership of 4,125 shares, or 400 shares in a trust for two relatives for which he is the Trustee, in which he denies any beneficial interest.

(10) The percent of class is calculated on the basis of the number of shares outstanding, which is 1,482,680 as of March 31, 2017.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board Meeting Attendance

There were ten (10) regular and special board of directors meetings during the fiscal year ended December 31, 2016. Each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings held by all committees of our board of directors on which such director served during the fiscal year ended December 31, 2016.

Independence

Each of the members of and nominees for election to our board of directors are independent directors as defined by the listing requirements of NASDAQ. The directors deemed to be independent under the independence standards of NASDAQ are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith.

Committees

Our board of directors has established the following committees:

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its current members are Messrs. Smith (Chairman), Levine and Macklin. The Audit Committee meets with the Company’s independent auditors and management quarterly to review financial results, audited and unaudited financial statements (as the case may be), internal financial controls and procedures and audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of the Company’s independent auditors, approves services to be provided by the independent registered public accounting firm and evaluates the possible effect the performance of such services will have on the accountants’ independence. The Company has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.gyrodyne.com. All of the members of the Audit Committee are independent directors as defined by the listing requirements of NASDAQ. The Audit Committee met four times during the fiscal year ended December 31, 2016. All members of the Audit Committee are “financially literate” within the meaning of SEC regulations and NASDAQ rules. Our board of directors has determined that at least one member, Mr. Levine, a CPA, qualifies as an “audit committee financial expert” as a result of relevant experience as a partner in the accounting firm of Levine & Seltzer, LLP. In addition, Mr. Levine has 11.5 years of accounting experience as a partner and director of taxes at Leslie Sufrin & Co. P.C. as well as several other years of experience in the field of public accounting.

Compensation Committee. The Compensation Committee of the Company’s board of directors consists of Messrs. Lamb (Chairman), Levine, Macklin, Palmedo, Salour and Smith, all of whom our board of directors has determined are independent pursuant to the listing requirements of NASDAQ. The Compensation Committee oversees and administers the Company’s executive compensation programs and is therefore responsible for establishing guidelines and making recommendations for all compensation paid to executive officers and directors. The Compensation Committee also negotiates the terms of all employment arrangements with executive officers which may include compensation arrangements designed to reward management for achieving certain performance goals and which are revisited on an as needed basis. The Compensation Committee met twice during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, the members of the Compensation Committee were Messrs. Levine (chairman), Lamb, Macklin, Palmedo, Salour and Smith. The Company’s current compensation program for executives is intended to motivate and retain key executives to manage the business affairs of the Company in the best interests of the Company and its shareholders. Following the consummation of the Merger on August 31, 2015, the overriding objective of the Company’s executive compensation program is to incentivize management to carry out the Company’s plan to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company.

Nominating Committee. The Nominating Committee consists entirely of non-employee directors and recommends guidelines to our board of directors regarding the size and composition of our board of directors and criteria for the selection of nominees. It also recommends the slate of director nominees to be included in this proxy statement and recommends candidates for vacancies which may occur. The Nominating Committee has a written charter, which is available on the Company’s website, www.gyrodyne.com. Each member of the Nominating Committee is an independent director as defined by the listing standards of NASDAQ. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing and otherwise in accordance with the procedures set forth in Section 5.14 of the Company’s Amended and Restated Limited Liability Company Agreement. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than the deadline for submissions of shareholders’ proposals in order to be considered for the next annual election of directors. The Nominating Committee believes that having directors with relevant experience in business and industry is beneficial and the Nominating Committee seeks to monitor the skills and experience of the Company’s directors. Our board of directors does not have a formal policy with respect to diversity. All identified candidates, including shareholder-proposed candidates, are evaluated by the Nominating Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Company typically engages the services of third parties to perform background examinations of potential nominees, for which the Company pays a fee, in order to assist the Nominating Committee in its evaluation. The Nominating Committee met one time during the fiscal year ended December 31, 2016, and its members currently are Messrs. Levine (Chairman), Smith and Macklin.

Investment Committee. Following the disbanding of the strategic alternatives committee (which managed the process of exploring strategic alternatives for the Corporation and make recommendations to the full board) in 2014, our board formed an investment committee to manage the process of pursuing our plan of liquidation, pursuant to which we intend to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company. The primary function of the investment committee is to screen management recommendations with respect to the sale of assets and present recommendations to the full board for approval. The investment committee consists of Ronald J. Macklin (Chairman), Philip F. Palmedo and Nader G.M. Salour, all of whom are non-employee directors. The investment committee did not meet during the fiscal year ended December 31, 2016.

Shareholder Communications with our Board of Directors

Our board of directors does not currently provide a process for shareholders to send communications to our board of directors or any of the directors. The Company believes that senior management, as opposed to individual directors, provides the public voice of the Company, and that shareholders can effectively communicate with the Company by contacting Gary Fitlin, President and Chief Executive Officer of the Company, through either regular mail, telephone, email or in person. Shareholders also have meaningful access to our board of directors through the shareholder proposal process, which is described below in “2018 Shareholder Proposals.”

Board Leadership Structure and Oversight of Risk Management

The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors. Our board of directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, and strategic risks. The Audit Committee assists our board of directors in the oversight of the risk management process. In addition, our board of directors is guided by management presentations at meetings of our board of directors and throughout the fiscal year that serve to provide visibility to our board of directors about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Attendance Policy for Directors at Annual Shareholder Meetings

The Company encourages, but does not require, all of its directors to attend annual shareholders meetings of the Company. At the annual meeting of the Company’s shareholders in 2016, four of the six directors were in attendance. The Company did not conduct an annual meeting of the Company’s shareholders in 2015.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings or this proxy statement, this Report of the Audit Committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company’s other filings under the Exchange Act, except to the extent that we specifically incorporate this Report by reference in such other filings. Pursuant to rules of the SEC and FINRA, the Audit Committee of Gyrodyne, LLC has issued the following report and affirmed that:

(i)    We have reviewed and discussed with management the audited financial statements for fiscal year ended December 31, 2016.

(ii)   The Company’s independent registered public accounting firm has discussed with the Audit Committee the conduct of the audit of the Company’s financial statements and have represented to the Audit Committee that their presentations include all matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met (in person or telephonically) with our independent registered public accounting firm, Baker Tilly, with and without management present, to discuss the overall scope of Baker Tilly’s audit, the results of its examinations, and the overall quality of its financial reporting and effectiveness of internal control over financial reporting. The Audit Committee has reviewed and discussed the audited financial statements and effectiveness of internal control over financial reporting with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. and that the internal control over financial reporting was effective.

(iii)  We have received from the Company’s independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and we have discussed with the independent registered public accounting firm its independence with respect to the Company.

(iv)  Based on the review and discussions referred to above, we recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee

Richard B. Smith (Chairman)

Elliot H. Levine

Ronald J. Macklin

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES WHO ARE NOT DIRECTORS

Gary J. Fitlin, age 51, joined the Company in October 2009 as its Chief Financial Officer and Treasurer, and was appointed President and Chief Executive Officer effective May 1, 2017. Mr. Fitlin also served as Interim President and Chief Executive Officer following the resignation of Stephen V. Maroney from such positions in 2012, and served in such capacities until the appointment of Frederick C. Braun III to those positions in February 2013. Prior to joining the Company, Mr. Fitlin was Director of Accounting Implementation for Lexington Realty Trust, a real estate investment trust publicly traded on the New York Stock Exchange, from July 2006 to March 2008, where he was responsible for mergers and acquisitions. Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Source Media (f/k/a Thomson Media), a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. Prior to that, he served as a senior financial officer for various publicly traded companies where he was responsible for mergers and acquisitions, global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BS degree in Accounting and Economics from the State University of New York at Oswego.

Peter Pitsiokos, age 57, joined the Company in July 1992 as its Assistant Secretary and served as its General Counsel from 1992-2004. He has been the Company’s Chief Operating Officer and Chief Compliance Officer since 2004. He has also been Secretary of the Company for over five years. Mr. Pitsiokos was formerly the Executive Assistant District Attorney in Suffolk County, New York. He also served as the Assistant Director of Economic Development and the Director of Water Resources in the Town of Brookhaven. Mr. Pitsiokos also maintained a private law practice in which he represented several national and local owners, managers and developers of real estate. He holds a law degree from Villanova University and a BA degree from Stony Brook University.

EXECUTIVE COMPENSATION

Executive Summary

The following executive compensation information for the years ended December 31, 2016 and 2015 consists of compensation of officers of the Corporation from January 1, 2015 through August 31, 2015 (the date of the consummation of the merger of the Corporation and Gyrodyne Special Distribution, LLC with and into the Company) and compensation of officers of the Company from September 1, 2015 through December 31, 2016. The officers of the Corporation as of August 31, 2015 were appointed to the same positions in the Company as of September 1, 2015.

The following table sets forth the total compensation awarded to, earned by or paid to each of the following persons (collectively referred to as the “Named Executive Officers”) for services rendered during the years ended December 31, 2016 and 2015:

(a)	our principal executive officers;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2016 and 2015; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the year ended December 31, 2016.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Frederick C. Braun III (A)	2016	250,000	-		-	-	133,786	(B)	-	-	383,786
President and CEO	2015	250,000	-		-	-	-		-	-	250,000

Peter Pitsiokos	2016	200,000	-		-	-	165.268	(C)	-	-	365,268
COO and Secretary	2015	200,000	-		-	-	-		-	-	200,000

Gary Fitlin	2016	250,000	-		-	-	133,786	(B)	-	-	383,786
CFO and Treasurer	2015	250,000	25,000	(D)	-	-	-		-	-	275,000

(A)

On April 6, 2017, Gyrodyne and Frederick C. Braun III entered into a separation agreement pursuant to which Mr. Braun separated from Gyrodyne on mutually agreeable terms effective April 30, 2017. See below.

(B)	Consists of retention bonus payments vested and paid pursuant to the Retention Bonus Plan upon the sale of each of the real estate transactions closed during 2016 and 2015.
(C)

The combined total of $165,286 consists of the final payment pursuant to the Incentive Compensation Plan of $31,482 paid in June 2016 and the total retention bonus payments made pursuant to the Retention Bonus Plan of $133,786.

(D)	Consists of 2014 performance bonus issued in April 2015.

The Company has concluded that aggregate amounts of perquisites and other personal benefits, securities or property to any of the current executives does not exceed $10,000 and that the information set forth in tabular form above is not rendered materially misleading by virtue of the omission of such personal benefits.

Employment Agreements

On May 17, 2013, the Company entered into new employment agreements with Frederick C. Braun III and Gary J. Fitlin (as applicable, the “Employment Agreement”) dated May 15, 2013 and effective April 1, 2013, respectively, pursuant to which Messrs. Braun and Fitlin continued to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. As described in greater detail below, the Company and Mr. Braun entered into a separation agreement dated as of April 6, 2017 (the “Separation Agreement”) pursuant to which Mr. Braun separated from Gyrodyne on mutually agreeable terms effective April 30, 2017.

Pursuant to the Employment Agreement, Mr. Fitlin earns a base salary at the rate of $250,000 per year plus a discretionary bonus, as determined and approved by the Board based upon the profitability and/or performance of Gyrodyne. Additionally, Mr. Fitlin is entitled to a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in control (the “Change-in-Control Bonus”). The Employment Agreement defines a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreement, there is no required minimum period of employment, and either the Company or Mr. Fitlin may terminate at any time, with or without cause. If Mr. Fitlin is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If Mr. Fitlin is terminated for cause (as defined in the Employment Agreement), he will be paid the pro rata share of his base salary through the date of termination. Mr. Fitlin may also terminate the Employment Agreement upon 60 days’ prior written notice. The foregoing description of the Employment Agreement is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference thereto. A copy of the Employment Agreement was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Employment Agreement with Mr. Braun contained identical terms as the Employment Agreement with Mr. Fitlin, but was terminated pursuant to the terms of the Separation Agreement dated as of April 6, 2017 and further described below.

On May 8, 2014, Gyrodyne entered into a new employment agreement with Peter Pitsiokos effective May 15, 2014, pursuant to which Mr. Pitsiokos continues to serve as Executive Vice-President, Chief Operating Officer, Chief Compliance Officer and Secretary. Pursuant to the agreement, Mr. Pitsiokos earns a base salary at the rate of $200,000 per year plus a discretionary bonus, as determined and approved by the Board based upon the profitability and/or performance of Gyrodyne. There is no required minimum period of employment, and either Gyrodyne or Mr. Pitsiokos may terminate at any time, with or without cause. If Mr. Pitsiokos is terminated without cause, Gyrodyne must provide him with at least 60 days’ prior written notice of termination, and must pay him the pro rata share of his base salary through those 60 days and severance pay equal to six months’ base salary from the date of termination.

On April 6, 2017, Gyrodyne and Frederick C. Braun III, our President and Chief Executive Officer, entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Braun separated from Gyrodyne on mutually agreeable terms effective April 30, 2017. The decision to separate was a mutual one between Gyrodyne and Mr. Braun and made following discussions between Gyrodyne’s Board of Directors and management regarding the need for cost reductions. Under the Separation Agreement, Gyrodyne will pay Mr. Braun an aggregate separation amount of $285,000 (the “Separation Payment”), which is the equivalent, in the aggregate, of 33.28 weeks of severance at his current rate of pay plus the amount of the bonus set forth in paragraph 3(b) of the employment agreement between Mr. Braun and Gyrodyne Company of America, Inc. dated May 15, 2013. The Separation Payment represents an amount that was already substantially expected to be paid to Mr. Braun upon the liquidation and dissolution of the Company and, accordingly, $275,000 of the Separation Payment was included in the estimated liquidation and operating costs net of receipts line item in the Company’s Consolidated Statement of Net Assets reported on a liquidation basis, which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission on March 31, 2017. The Separation Payment was conditioned upon Mr. Braun signing a supplemental release by May 22, 2017 but not before April 30, 2017, and was payable in a single lump sum within three business days following the effective date of the supplemental release. On May 1, 2017, Mr. Braun signed the supplemental release, and on May 11, 2017, the Company paid the Separation Payment to Mr. Braun. A copy of the Separation Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K on April 19, 2017 with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year End

As of the year ended December 31, 2016, there were no unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Severance and Change-in-Control Benefits

Pursuant to his Employment Agreement, Mr. Fitlin has the right to receive a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreement defines a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Code. Pursuant to the terms of the Employment Agreement, there is no required minimum period of employment, and either the Company or Mr. Fitlin may terminate at any time, with or without cause. If Mr. Fitlin is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If Mr. Fitlin is terminated for cause (as defined in the Employment Agreement), he will be paid the pro rata share of his base salary through the date of termination. Mr. Fitlin may also terminate upon 60 days’ prior written notice.

The Employment Agreement with Mr. Braun contained identical severance and change-in-control benefits, but was terminated pursuant to the terms of the separation agreement described above.

Pursuant to the employment agreement with Mr. Pitsiokos, Mr. Pitsiokos may be terminated at any time, with or without cause. If Mr. Pitsiokos is terminated without cause, Gyrodyne must provide him with at least 60 days’ prior written notice of termination, and must pay him the pro rata share of his base salary through those 60 days and severance pay equal to six months’ base salary from the date of termination.

Incentive Compensation Plan

The Company does not have an equity compensation plan for its employees, officers or directors. However, the Corporation had an Incentive Compensation Plan (the “ICP”) that mirrored in many respects an equity plan except that it did not issue shares of stock or stock equivalents, and did not confer on its participants the rights that equity holders have. Benefits under the ICP were realized upon either a change-in-control (as defined in the ICP) of the Corporation, or upon the issuance by the Corporation of an excess dividend (as defined in the ICP) following certain asset sales. Pursuant to the ICP, following the $98,685,000 special dividend on December 30, 2013, the Corporation recorded an expense for distributions payable to each member of the Corporation’s board and a former director, the former CEO, and certain employees and former employees of $2,850,199, $933,251, and $1,261,150, respectively, all of which were paid.

The ICP provided that, in the case of an excess dividend, the ICP payments triggered by the excess dividend may not exceed the hypothetical ICP payments that would have been made had there instead been a change in control transaction consummated on the dividend payment date (the “ICP Limitation”). But for the ICP Limitation, the ICP payment resulting from the $98,685,000 special dividend would have been approximately $7,321,600. The ICP Limitation, however, necessitated a calculation of the ICP payment that would have been made had there been a change in control transaction consummated on the dividend payment date. ICP payments from a change in control transaction are calculated generally by multiplying (i) closing date fair market value minus base date fair market value (for most participants, $15.39) by (ii) the number of ICP units (110,000). The ICP does not state how closing date fair market value is to be calculated for purposes of the ICP Limitation. By resolution adopted on December 27, 2013, however, the Corporation’s board made a good faith determination that closing date fair market value for purposes of calculating the ICP Limitation in connection with the special dividend should be the closing price of Gyrodyne stock on the dividend payment date of December 30, which turned out to be $63.37. Accordingly, the ICP payment that would have been made had there been a change in control transaction on the dividend payment date is equal to $5,277,800 (($63.37 - $15.39) x 110,000 = $5,277,800).

In another resolution adopted on December 27, 2013, the Corporation’s board determined that ICP participants should only receive payments in cash as and when the shareholders receive cash. Since the shareholders received only $68,000,000 or $45.86 per share of the dividend in cash, the portion of the ICP payment paid to participants in cash following the special dividend was calculated only on the basis of such cash portion of the dividend ($45.86 x 110,000 = $5,044,600). The balance of the ICP payment associated with the special dividend would be paid as cash is paid on the non-cash portion of the special dividend, i.e., as cash is paid on the GSD interests. But for the ICP Limitation, there would have been an additional $2,277,000 payable under the ICP in connection with the special dividend ($7,321,600 - $5,044,600 = $2,277,000). Because of the ICP Limitation, however, the limit on further ICP payments that may be made was only $233,200 ($5,277,800 - $5,044,600). As a result, based on 1,482,680 shares outstanding, for every penny per share dividend declared and paid, an ICP payment of $14,827 was to be paid until such future cumulative ICP payments reached $233,200.

On June 15th, 2016, the Company paid a dividend of $9.25 per share to shareholders of record on June 6, 2016. As a result, the Company made its final payment of $233,200 to the ICP participants.

Neither Gary Fitlin (the Company’s President and Chief Executive Officer since May 1, 2017 and its Chief Financial Officer), who joined the Company in 2009, nor Frederick C. Braun III (the Company’s Chief Executive Officer until April 30, 2017), who joined the Company in February 2013, was a participant in the ICP. There was no ICP expense in 2015 or 2016.

Pension Plan

The Corporation maintained the Gyrodyne Company of America, Inc. Pension Plan, which was a traditional defined benefit pension plan. The Pension Plan was believed to provide a reasonable benefit for two of the three executives and two of the three other employees who were participants prior to the Board’s decision to freeze and terminate the Plan in November 2013. The underfunded status, based on the Corporation’s pension plan included in pension costs in the accompanying consolidated balance sheet was $(552,546) at December 31, 2014. In compliance with the minimum funding requirements, the Corporation did not have a minimum funding requirement for the years ending December 31, 2014. The Company does not maintain any nonqualified deferred compensation programs (other than the Incentive Plan) or any qualified Profit Sharing or Section 401(k) Plans intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. The pension plan had a significant investment in the Company’s common shares which reflected a closing price per share on the last trading day of 2014 of $4.10. The historical low discount rates combined with the ICP and the impact from lump sum distributions to the former CEO and former employees was responsible for a significant portion of the increase in the pension liability over the last two years.

On November 25, 2013, the directors determined that it was advisable and to the advantage, welfare and best interests of the Company to terminate the Gyrodyne Company of America Inc. Pension Plan. Pursuant to the Board decision, the Company froze benefits as of December 23, 2013 and was seeking the IRS Determination Letter to complete the termination of the Plan during 2015. The Company received the IRS determination letter during 2015. During 2015, the Company made approximately $1.5 million of additional contributions to meet the remaining funding obligations of the pension plan to cover employee elections and costs to complete the termination. In late December 2015, following the plans receipt of the funds from Gyrodyne, all former employees who elected lump sum payments or annuities were paid out in full. The Company filed the Post Distribution Certification for Standard Termination with the PBGC in February 2016 which formally completed the termination of the Company Pension Plan.

Retention Bonus Plan

In May 2014, the Board authorized a Retention Bonus Plan (the “Plan”) designed to recognize the nature and scope of the responsibilities related to our plan to sell our properties opportunistically (including related enhancement efforts), to reward and incent performance in connection therewith, to align the interests of directors, executives and employees with our shareholders and to retain such persons during the term of such plan. The Plan provides for bonuses to directors, officers and employees determined by the gross sales proceeds from the sale of each property and the date of sale.

The Plan consists of a pool that would be funded with an amount equal to 5% of the specified appraised value of each of the Contributed Properties (as set forth in the plan), so long as the gross selling price of a property is equal to or greater than 100% of its appraised value (based on appraisals utilized to support the value of the real estate included in the non-cash dividend distributed on December 30, 2013). Additional funding of the bonus pool would occur on a property-by-property basis when the gross sales price of a property is in excess of its appraised value as follows: 10% on the first 10% of appreciation, 15% on the next 10% of appreciation and 20% on appreciation greater than 20%. Furthermore, if a specified property is sold on or before a designated date specified in the Plan, an additional amount equal to 2% of the gross selling price of such property also would be funded into the pool.

The pool is distributable in the following proportions to the named participants in the Plan for so long as they are directors or employees of the Company: 15% for the Chairman, 50% for the directors collectively other than the chairman (10% for each of the other five directors) and 35% (the “Employee Pool”) for the Company’s executives and employees. Such share of the pool is earned only upon the completion of the sale of a property at a gross selling price equal to or greater than its appraised value and is paid to the named beneficiaries of the Plan or their designees within 60 days of the completion of such sale or, if later, within 60 days of receipt of any subsequent post-completion installment payment related to such sale. All allocations to individual beneficiaries in the Employee Pool shall be determined by the Board of the Company or its successor in consultation with its President.

On May 24, 2016, the Company amended the Plan to provide that land development costs incurred on a property since the date of the 2013 appraisal will be added to the appraised value of the property in calculating appreciation for the purpose of determining the bonus pool. The foregoing change was approved in order to better align the interests of the participants in the Plan with those of the shareholders. The amendment also provided that each of the ten buildings in the Port Jefferson Professional Park would be treated as a “property”, so that a participant’s right to bonus payment on the sale of a Port Jefferson building will vest on, and payments to the bonus pool may be made shortly following, the closing of the sale of that building. As originally adopted, the Plan treated all ten buildings in the Port Jefferson Professional Park as one property, so that a participant departing prior to the sale of the last of the ten buildings to be sold would forfeit bonus on all ten buildings. The reason for this original designation was that, at the time of the Plan’s adoption, the Board of Directors believed that Gyrodyne’s entire Port Jefferson property would be sold as one block, not as individual buildings. Subsequent to adoption, the Gyrodyne Board came to believe that the sale of individual buildings would generate the greatest aggregate values and thus would be in the best interests of the Company and its shareholders.

DIRECTOR COMPENSATION

Each member of the board of directors is entitled to receive an annual director fee of $42,000 per year (which includes attendance at board meetings and committee meetings), which was increased from $30,000 per year effective January 1, 2013. In addition, effective January 1, 2014, the board authorized an increase in the Chairman's fee from $36,000 per year to $78,000 per year for a total fee (director's fee plus Chairman's fee) payable of $120,000 per year (increased from $78,000).

The following table shows the compensation earned by or paid in cash to each of the Company’s non-officer directors for the year ended December 31, 2016:

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)

Paul L. Lamb	120,000	0	0	214,955	0	0	334,955

Philip F. Palmedo	42,000	0	0	142,915	0	0	184,915

Elliot H. Levine	42,000	0	0	142,915	0	0	184,915

Richard B. Smith	42,000	0	0	142,915	0	0	184,915

Ronald J. Macklin	42,000	0	0	142,915	0	0	184,915

Nader G.M. Salour	42,000	0	0	142,915	0	0	184,915

Total	330,000	0	0	929,530	0	0	1,259,530

The amounts set forth in column (e) of the director compensation table constitute payments made pursuant to the Incentive Compensation Plan and the Retention Bonus Plan, respectively, as follows:

Name	Incentive Compensation Plan Payment ($)	Retention Bonus Plan Payment ($)	Total ($)
Paul Lamb	26,818	188,137	214,955
Philip F Palmedo	17,490	125,425	142,915
Elliot H. Levine	17,490	125,425	142,915
Richard B. Smith	17,490	125,425	142,915
Ronald J. Macklin	17,490	125,425	142,915
Nader G.M. Salour	17,490	125,425	142,915
Total	114,268	815,262	929,530

Members of our board of directors were eligible to participate in the Company’s Amended and Restated Incentive Compensation Plan dated as of February 2, 2010 (the “ICP”), described above under “Executive Compensation - Incentive Compensation Plan”. Rights of all participants in the ICP, including the directors named in the table above, vested immediately on February 2, 2010. On June 15, 2016, the Company paid a dividend of $9.25 per share to shareholders of record on June 6, 2016, which triggered an aggregate payment of $233,200 to the ICP participants of which $114,268 in the aggregate was paid to the directors. Such payments constituted the final payments under the ICP and there will be no further payments thereunder.

Members of our board of directors are also participants in the Company’s Retention Bonus Plan, described above under “Executive Compensation - Retention Bonus Plan” which provides for bonuses determined by the excess of gross sales proceeds over appraised value from the sale of each property and the date of sale. The Plan provides for a pool to be funded with an amount equal to 5% of the specified appraised value of each of the Company’s properties (so long as the gross selling price of a property is equal to or greater than its appraised value), 10% on the first 10% of appreciation, 15% on the next 10% of appreciation and 20% on appreciation greater than 20%. If a property is sold on or before a designated date specified in the Plan, an additional amount equal to 2% of the gross selling price of such property also would be funded into the pool.

 TRANSACTIONS WITH CERTAIN RELATED PERSONS

Except as set forth below, there were no transactions in effect since January 1, 2015 (the beginning of the fiscal year preceding the Company’s last fiscal year) or currently proposed in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the of the Company’s total assets at the end of the last two completed fiscal years, and in which any related person (as such term is defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

In May 2016, the Company entered into a 30-month real property lease with a not-for-profit corporation of which Paul Lamb, the Chairman of the Board of Gyrodyne, LLC, is the Executive Chairman of the Board of Directors. The lease covers 1,971 square feet at our Flowerfield industrial park and an annual and total lease commitment of $21,078 and $51,816, respectively, excluding abatements. Approximately $4,700 in improvements were provided. The Company believes the lease is at market value. The lease was approved unanimously by the board of the Company with Mr. Lamb recusing himself from the deliberations and vote.

All of the members of our board of directors are independent directors as defined by the listing requirements of NASDAQ. Such independent directors are Messrs. Lamb, Levine, Macklin, Palmedo, Salour and Smith. The Company has compensation, nominating, audit and strategic alternatives committees, the members of which are also independent as defined by the listing requirements of NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership and changes in ownership, and that such individuals furnish the Company with copies of the reports.

Based solely on the Company’s review of copies of Forms 3 and 4 and amendments thereto received by it during fiscal 2016 and Forms 5 and amendments thereto received by the Company with respect to fiscal 2016 and any written representations from certain reporting persons that no Form 5 is required, Gyrodyne believes that none of the Company’s executive officers, directors or 10% shareholders failed to file on a timely basis reports required by section 16(a) of the Exchange Act during fiscal 2016.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are now entitled to vote whether to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our executive compensation program is appropriately designed and responsible in that it is designed to promote the Company’s strategic plan without encouraging our executives to assume excessive risks. Our Compensation Committee believes that the Company’s executive compensation program must be tailored to meet the demands of the Company’s strategic plan to pursue zoning and/or entitlement opportunities intended to increase the values of our two remaining major properties so that they can be sold to a developer at higher prices than otherwise possible, thereby maximizing distributions to our shareholders during the liquidation process within a reasonable period of time and then dissolving the Company.

The Compensation Committee believes the Company’s executive compensation program is well-aligned with the Company’s strategic plan and the long-term interests of shareholders.

Accordingly, our board of directors is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon the recommendation of the Audit Committee, which is comprised entirely of independent directors, has appointed the accounting firm of Baker Tilly as our independent registered public accounting firm for the current fiscal year. The appointment of Baker Tilly had been ratified by the shareholders of Gyrodyne Company of America, Inc. every year since 1990 and by the shareholders of Gyrodyne, LLC since the merger of Gyrodyne Company of America, Inc. and Gyrodyne Sprecial Distribution, LLC with and into Gyrodyne, LLC. Our board of directors is requesting ratification of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2017. This firm has no financial interest in the Company or any connection with the Company other than as auditors and as independent registered public accounting firm. The report of Baker Tilly with respect to the Company’s financial statements appears in the Company’s annual report for the fiscal year ended December 31, 2016.

In the event the proposal is defeated, the adverse vote will be considered a direction to our board of directors to select another independent registered public accounting firm for the next fiscal year. However, because of the expense and difficulty of making any substitution of an independent registered public accounting firm after the beginning of a fiscal period, it is contemplated that the appointment for fiscal year 2017 will be permitted to stand unless our board of directors finds other reasons for making the change.

Audit and Other Fees

The following is a summary of the fees billed to the Company by Baker Tilly, our principal accountants, for professional services rendered for the years ended December 31, 2016 and December 31, 2015:

Fee Category	Fiscal December 31, 2016	Fiscal December 31, 2015
Audit Fees (1)	$134,000	$119,000
Audit-Related Fees (2)	$75,530	$161,197
Tax Fees (3)	$27,500	$137,530
All Other Fees (4)	-
Total Fees	$237,030	$417,727

(1)

Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

(2)

Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” Such services include review of Form 8-K filings, Form S-1, S-3 and S-4 filings, proxy filings and research into various accounting issues.

(3)

Tax Fees consist of aggregate fees billed for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning. The amounts disclosed consist of fees paid for the preparation of federal and state income tax returns.

(4)	All Other Fees would consist of aggregate fees billed for products and services provided by Baker Tilly, the Company’s principal accountant, other than those disclosed above.

None of the services performed by Baker Tilly for the Company were performed by non-full-time Baker Tilly employees.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has determined not to adopt any blanket pre-approval policies or procedures. All of the fees shown above were pre-approved by the Audit Committee.

A representative of Baker Tilly is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available at a designated time during the annual meeting to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM. THIS IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD.

2018 SHAREHOLDER PROPOSALS

If a shareholder wishes to have a particular proposal considered by our board of directors for inclusion in the Company’s proxy statement for an annual meeting of shareholders, the shareholder must satisfy the requirements set by the SEC in its proxy rules. The particular proxy rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of this proxy statement mailing date for the prior year’s annual meeting. Thus, shareholders who wish to submit their proposals for inclusion in the Company’s proxy statement for next year’s annual meeting must deliver such proposals to the Secretary of the Company on or before January 26, 2018, provided that if the date of next year's annual meeting has been changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, which would be disclosed in the Company’s reports filed with the SEC. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing shareholder, and otherwise satisfy the requirements of Rule 14a-8. Proposals should be addressed to the Secretary of the Company, Gyrodyne, LLC, One Flowerfield, Suite 24, Saint James, New York 11780.

In order for a shareholder nomination or proposal to be raised from the floor during the 2018 annual meeting of shareholders, the requirements set forth in the Company’s Amended and Restated Limited Liability Company Agreement with respect to shareholder proposals must be followed, including the requirement that written notice thereof must be received by the Company not less than 120 days nor more than 150 days before the anniversary date of the prior year’s annual meeting (there are special rules if the current year’s meeting date is held more than 30 days before, or more than 60 days after, the anniversary of the prior year’s meeting date). For the 2018 annual meeting of shareholders, the written notice must be given not later than February 23, 2018 and no earlier than January 24, 2018. If the date of the annual meeting in 2018 is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. The shareholder’s written notice must contain the information required in the Company’s by-laws, including (i) all information relating to any nominees proposed by the shareholder that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, (ii) a brief description of any proposals sought to be presented for a vote at the meeting, (iii) the shareholder’s name and record address and (iv) the class and number of shares of Common Stock that are beneficially owned. Shareholders proposing nominees for election to our board of directors must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock entitled to vote for at least one year by such date of giving of notice or be entitled to cast votes with respect to at least 5% of the outstanding Common Stock. Nominations and proposals should be submitted in writing to the Secretary of the Company, Gyrodyne, LLC, One Flowerfield, Suite 24, Saint James, New York 11780, who will submit them to our board of directors for its consideration.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Gyrodyne through the Investor Relations section of our website, and the “SEC Filings” tab therein.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Gyrodyne, LLC

Attn: Investor Relations

One Flowerfield, Suite 24

Saint James, New York 11780

Telephone: (631) 584-5400

Facsimile: (631) 584-7075

If you would like to request documents from us, please do so by June 13, 2017, to receive them before the annual meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.gyrodyne.com, and the “Recent Filings” tab therein. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the annual meeting, the proposals to be considered at the annual meeting or this proxy statement, or if you would like additional copies of this proxy statement or need help voting your common shares of limited liability company interests, please contact our proxy solicitor: MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

Gyrodyne, LLC

PROXY FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

VOTE BY INTERNET – www.proxyvoting.com/gyro

Use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 22, 2017. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE – 1-866-894-0535 (toll-free)

Use any touch-tone telephone to transmit your voting Instructions up until 11:59 P.M. Eastern Time on June 22, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Gyrodyne, LLC c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

CONTROL NUMBER

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▼ CONTINUED AND TO BE SIGNED ON REVERSE SIDE ▼

GYRODYNE, LLC

ANNUAL MEETING OF SHAREHOLDERS, JUNE 23, 2017

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GYRODYNE, LLC to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on June 23, 2017 at 11:00 A.M., and any adjournment or postponement thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php.

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote **FOR** Item 1 is recommended by the Board of Directors.

1a: Philip F. Palmedo ☐ **FOR** ☐ **WITHHOLD**

1b: Nader G.M. Salour ☐ **FOR** ☐ **WITHHOLD**

A vote **FOR** Item 2 is recommended by the Board of Directors.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

A vote **FOR** Item 3 is recommended by the Board of Directors.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Dated: ______________________________, 2017

____
Signature

____
Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.